EXHIBIT 99.1

SOAR Technology Acquisition Corp. Announces Liquidation

NEW YORK--(BUSINESS WIRE)--SOAR Technology Acquisition Corp. (NYSE: FLYA) (the “Company”) announced today that it has determined that it will be unable to consummate an initial business combination within the time period required by its Memorandum and Articles of Association, as amended (the “Charter”). The business combination that the Company previously believed could be completed by March 30, 2023 is no longer viable, and therefore the Company intends to dissolve and liquidate in accordance with the provisions of its Charter, effective as of the close of business on December 20, 2022, and will redeem all of the outstanding Class A ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.42 (without giving effect to any interest that may be withdrawn to pay for taxes and dissolution expenses).

As of the close of business on December 20, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

“Over the last 15 months, we met with many innovative companies and identified several potential business combination partners, maintaining a focus on unlocking value for our shareholders. Last month we entered into an exclusivity agreement with a potential business combination partner; however we were ultimately unable to move forward with a transaction. Given current market dynamics, we believe that the best way to deliver on our commitment to shareholders at this time is to return the capital held in trust,” stated Joe Poulin, Chairman & Chief Executive Officer of the Company.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after December 20, 2022.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Cautionary Note Concerning Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, as they relate to the Company or the Company’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk factors” section of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by applicable law.

Contact

Rory Shepard

SOAR Technology Acquisition Corp.

rory.shepard@soartechnologyacq.com